UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 5, 2023

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, TrueBlue, Inc. (the “Company”) announced that Carl Schweihs, currently Executive Vice President and President of the Company’s PeopleManagement Division, will become Executive Vice President and Chief Financial Officer of the Company, succeeding Derrek Gafford, effective October 30, 2023. Mr. Gafford will continue to serve as the Company’s Executive Vice President and Chief Financial Officer until October 30, 2023. After that date, Mr. Gafford will remain employed with the Company in an advisory role until December 31, 2023.

Mr. Schweihs, age 38, has served as Executive Vice President of the Company and President of PeopleManagement, since June 2019, after serving as Senior Vice President of the Company for Strategic Accounts from June 2017 to June 2019. Prior to 2017, he served in leadership roles in the Company’s Finance team including Vice President of Finance. Mr. Schweihs joined the Company following its acquisition of Seaton Corp. in 2014. Prior to joining the Company, he served in a variety of financial leadership roles at Seaton Corp. and Grant Thornton.

In connection with his appointment to the position of Executive Vice President and Chief Financial Officer, the Company and Mr. Schweihs entered into a revised Executive Employment Agreement (a copy of which is filed herewith as Exhibit 10.1) and a revised Non-Competition Agreement (a copy of which is filed herewith as Exhibit 10.2). The Executive Employment Agreement, provides that Mr. Schweihs’ compensation as Executive Vice President and Chief Financial Officer will be as follows:

•A base salary of $550,000 annually, prorated for 2023 from the effective date of his appointment as Executive Vice President and Chief Financial Officer,
•A target annual bonus opportunity equal to 75% of his base salary, prorated from the effective date of his appointment as Executive Vice President and Chief Financial Officer,
•A target annual equity grant equal to 175% of his base salary,
•A promotion award of restricted stock equal to 40% of his base salary, and
•Health and wellness benefits offered to all regular employees of the Company.

Mr. Schweihs’s existing Change In Control Agreement and Indemnification Agreement were not modified and will remain in effect after his appointment to the position of Executive Vice President and Chief Financial Officer. Each of these agreements is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

In connection with Gafford’s separation, he will receive 18 months of severance after the termination of employment with the Company, any cash bonus earned under the Company’s 2023 short-term incentive plan, accelerated vesting of certain outstanding restricted shares, continued vesting of certain performance share units, and COBRA health insurance benefits paid solely by Mr. Gafford for 24 months after his employment has terminated.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Schweihs, or any member of his immediate family, has a direct or indirect material interest.

On October 10, 2023, the Company issued a press release announcing the above-described leadership transition, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
10.1	Employment Agreement between TrueBlue, Inc. and Carl Schweihs dated October 9, 2023	X
10.2	Non-Competition Agreement between TrueBlue, Inc. and Carl Schweihs dated October 9, 2023	X
99.1	Press Release of the Company - TrueBlue CFO Leadership Transition, dated October 10, 2023.	X
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	October 10, 2023	By:	/s/ Todd N. Gilman
Todd N. Gilman
Senior Vice President, Deputy General Counsel & Secretary